Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Tech Data Corporation to Acquire Technology Solutions

Business from Avnet for $2.6 Billion

Transaction Creates Premier Global IT Distributor with the Most Diverse End-to-End Solutions from the Data Center to the Living Room

Significantly Broadens Value-Added Distribution Business

Establishes Presence in Asia-Pacific while Enhancing Customer and Product Portfolios in the Americas and Europe

Transaction Expected to Be Significantly Accretive to Tech Data non-GAAP Earnings Per Share in First Year After Closing

Tech Data to Host Conference Call and Webcast at 8:30 a.m. ET Today

CLEARWATER, Fla. (Sept. 19, 2016) — Tech Data Corporation (NASDAQ: TECD) today announced that it has entered into a definitive agreement to acquire the Technology Solutions business from Avnet, Inc. (NYSE: AVT) for $2.4 billion in cash and 2.785 million shares of Tech Data common stock, in a transaction valued at approximately $2.6 billion, based on a 15-day weighted average closing stock price. Tech Data also expects to realize approximately $200 million in present value of tax benefits.

The combination provides increased capabilities and expanded reach across technologies and geographies to establish Tech Data as one of the world’s most diverse end-to-end global IT distributors with operations in 35 countries.

The transaction is expected to be significantly accretive to Tech Data’s non-GAAP earnings per share in the first year after closing. Tech Data expects to achieve annual cost savings of approximately $100 million within two years after closing, primarily from efficiencies related to technology platforms, as well as duplicative functions and corporate expenses.

“We are excited to announce this transformative transaction, which creates a premier global IT distributor with the most diverse end-to-end solutions from the data center to the living room,” said Bob Dutkowsky, chief executive officer of Tech Data. “This combination complements our value-added distribution capabilities in Europe and the Americas, while establishing Tech Data’s presence in Asia-Pacific, which will be a new market for us. As a result of the enhanced value proposition created through this transaction, Tech Data will be even better positioned to capture opportunities in next-generation technologies, deliver differentiated value to our customers and vendor partners, support career development for our employees, and generate strong returns for our shareholders. We believe the strategic and financial benefits resulting from this transformative combination are compelling for both our company and our stakeholders. We look forward to welcoming the Technology Solutions team to the Tech Data family and are excited about the future opportunities ahead.”

Patrick Zammit, president of the Technology Solutions business, said, “Industry standardization, innovation and converging technologies have transformed our industry. The broader portfolio created through this combination will enable both businesses to better capitalize on these trends, while also providing new opportunities for Technology Solutions to optimize and expand its offering, as well as unlock value in ways we could not historically. Given the strength of our customer and vendor relationships, our common cultures and values, as well as the skilled and engaged teams at both businesses, I am confident that this is a winning combination.”

Tech Data + Technology Solutions: Strong Platform for Growth and Value Creation

Significantly broadens value-added distribution business: Technology Solutions is an established leader in value-added distribution, delivering superior technology solutions, services, software, and hardware across the data center, which is complementary to Tech Data’s diversified portfolio of offerings and strategic areas targeted for growth. On a pro forma basis, Tech Data’s revenues for the 12 months ended July 31, 2016 would have increased from $26 billion to approximately $35 billion, with revenue attributable to complex, higher-margin data center offerings increasing from approximately 29 percent to 45 percent. Pro-forma non-GAAP operating income for the 12 months ended July 31, 2016 would have more than doubled, after expected cost savings.

Increases Tech Data’s ability to capitalize on key next-generation technologies: Next-generation technologies, including converged and hyper-converged infrastructure, security, analytics and the cloud, represent a more than $450 billion market opportunity, which is expected to grow at a 13 percent compounded annual growth rate through 20191. The combination of Tech Data and Technology Solutions will create a premier IT distributor with unmatched skills, consultative expertise, and strong partner relationships to help its customers capture these next-generation technology opportunities.

Extends reach in new and existing regions, creating a more balanced geographic footprint: Tech Data’s data center business is well-established in Europe and has a growing presence in North America. Overall, these regions represented approximately 61 percent and 39 percent of Tech Data’s fiscal year 2016 revenues, respectively. With Technology Solutions, Tech Data will enhance its customer and product portfolios in the Americas and Europe, and establish an immediate presence in the fast-growing Asia-Pacific region, which will be a new market for Tech Data. Following the close of the transaction, Tech Data will expand its operations from 21 to 35 countries worldwide, with Europe comprising 53 percent of the Company’s $35 billion pro forma revenues, the Americas 44 percent and Asia-Pacific 3 percent.

Expands go-to-market capabilities by adding complementary skills, vendor relationships and new customers: Technology Solutions partners with more than 40 of the world’s top IT vendors to address the IT business needs of 20,000 customers in more than 80 countries. Tech Data has similarly strong and diversified relationships with more than 600 vendors and 105,000 customers. As a combined company, the Tech Data and Technology Solutions businesses can offer a broader and differentiated set of solutions to a larger and more diversified customer base, while enhancing relationships with channel partners.

Brings together teams with similar values and cultures: Both Tech Data and Technology Solutions share a corporate culture centered on providing a world-class customer experience through teamwork, integrity, a passion for winning, and innovation. Tech Data expects that these shared values, as well as the expertise and talent from both organizations, will support a smooth integration following the close of the transaction.

Terms and Financing

Under the terms of the agreement, which was approved by the boards of directors of both companies, Avnet will receive at closing $2.4 billion in cash and approximately 2.785 million shares of Tech Data common stock, representing an approximate 7 percent ownership position in Tech Data.

Tech Data intends to finance the cash portion of the consideration through a combination of cash on hand, drawings under its existing revolver, and proceeds from a new term loan facility and senior notes, which are backstopped by fully-committed debt financing from BofA Merrill Lynch.

Following the close of the transaction, Tech Data will continue to benefit from strong cash flows to support debt reduction and organic growth initiatives. Tech Data expects to maintain an investment-grade profile and to reach a target leverage ratio of approximately 2.5x total debt-to-adjusted EBITDA within 18 to 24 months.

Approvals

The transaction is expected to close in the first half of calendar 2017, subject to customary closing conditions and regulatory approvals.

Advisors

BofA Merrill Lynch is serving as lead financial advisor and Raymond James and Associates is also serving as financial advisor to Tech Data. Cleary Gottlieb Steen & Hamilton LLP is serving as Tech Data’s legal counsel.

Tech Data to Host Investor/Analyst Conference Call and Webcast

Tech Data will host a conference call and webcast today, September 19, 2016, at 8:30 a.m. ET to discuss the transaction.

The live conference call is available by dialing (866) 610-1072 from the U.S. or (973) 935-2840 from outside the U.S. and entering conference code 84578145. Supporting materials, as well as a link to an audio webcast of the conference call, will be available at www.techdata.com/investor.

A replay of the conference call will be available approximately one hour after completion of the conference call through October 3, 2016 and can be accessed by dialing (800) 585-8367 from the U.S. or (404) 537-3406 from outside the U.S. The replay confirmation code is 84578145. The webcast will be archived on the Tech Data website at www.techdata.com/investor.

(1)	IDC – Digital Transformation: Challenges and Opportunities in 2016, June 2016.

About Tech Data

Tech Data Corporation is one of the world’s largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value added services enable 105,000 resellers to efficiently and cost effectively support the diverse technology needs of end users in more than 100 countries. Tech Data generated $26.4 billion in net sales for the fiscal year ended January 31, 2016. It is ranked No. 108 on the Fortune 500® and one of Fortune’s “World’s Most Admired Companies.” To learn more, visit www.techdata.com, or follow us on Facebook and Twitter.

Forward-Looking Statements

Certain statements in this communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding Tech Data’s plans, objectives, expectations and intentions relating to the proposed acquisition of Avnet’s technology solutions business (“Acquisition”), the proposed Acquisition’s expected contribution to Tech Data’s results, financing and closing of the proposed Acquisition, the expected timing and benefits of the proposed Acquisition, Tech Data’s, Avnet’s and the Acquired Business’ financial results and estimates and/or business prospects involve a number of risks and uncertainties and actual results could differ materially from those projected. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the proposed Acquisition and the operating environment, economies and markets in which Tech Data and the Acquired Business operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Tech Data or the Acquired Business’ future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

For additional information with respect to risks and other factors which could occur, see Tech Data’s Annual Report on Form 10-K filed on January 31, 2016, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the “SEC”) that are available at the SEC’s website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond Tech Data’s control. Unless otherwise required by applicable securities laws, Tech Data disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Tech Data undertakes no duty to update any forward-looking statements contained herein to reflect actual results or changes in Tech Data’s expectations.

Tech Data Contacts

Investors/Analysts:

Charles V. Dannewitz

Executive Vice President and Chief Financial Officer

(727) 532-8028

chuck.dannewitz@techdata.com

Arleen Quinones

Vice President, Investor Relations & Corporate Communications

(727) 532-8866

arleen.quinones@techdata.com

Media:

Brian Kosoy

Director, Corporate Communications

(727) 299-8865

brian.kosoy@techdata.com

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